Exhibit 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated May 16, 2008, in the Registration Statement and related Prospectus (Form S-6 No. 333-150460) dated May 16, 2008 of Equity Opportunity Trust, Value Select Ten Series 2008C.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

May 16, 2008